Exhibit 10.7

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (hereinafter called the “First Amendment”) to the License Agreement, as defined below, entered into as of the 17 day of March, 2014 (hereinafter called “First Amendment Execution Date”) is by and between AstraZeneca AB, a Swedish corporation having its principal place of business at Västra Mälarehamnen 9, Södertälje, SE-151 85, Sweden (“AstraZeneca”), and Flexion Therapeutics, Inc., a corporation organized under the laws of the State of Delaware and having a principal place of business at 10 Mall Road Suite 301, Burlington Massachusetts 01803 (“Flexion”). AstraZeneca and Flexion are hereinafter referred to each as a “Party” and collectively as the “Parties.”

WHEREAS, AstraZeneca and Flexion Therapeutics entered into that certain license agreement effective September 13, 2010 (“License Agreement”) under which Flexion Therapeutics AG obtained from AstraZeneca and AstraZeneca granted to Flexion Therapeutics AG certain licenses to develop and commercialize the Compounds and Licensed Products.

WHEREAS, the Parties desire to amend the License Agreement to amend certain defined terms related to Flexion’s sub-licensing rights.

NOW, THEREFORE, in consideration of the mutual provisions and covenants contained herein, the Parties hereby agree as follows:

1. The terms in the License Agreement shall have the same meanings in this First Amendment, and capitalized terms used herein but not otherwise defined have the meanings assigned to them in the License Agreement.

2. Section 1.80 of the License Agreement is hereby deleted in its entirety and is replaced with the following:

“‘Proof of Concept’ means with regard to Compound or a Licensed Product, clinical trial results which provide sufficient evidence of efficacy and safety in approximately [...***...].

3. Except as expressly amended in this First Amendment, the License Agreement shall continue in full force and effect in accordance with the provisions thereof prior to the effectiveness of this First Amendment.

4. This First Amendment may be executed by one or more of the Parties to this First Amendment on any number of separate counterparts (including by facsimile transmission or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

***Confidential Treatment Requested

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this First Amendment by their duly authorized representatives as of the First Amendment Execution Date.

ASTRAZENECA AB		FLEXION THERAPEUTICS, INC.

/s/ Christoph Pittius		/s/ Michael Clayman
Signature		Signature

Name:	Christoph Pittius Ph.D.	Name:	Michael Clayman
Title:	VP, Head of Transactions	Title:	CEO

Date:	March 19, 2014	Date:	March 17, 2014